UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2018

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Grants of Performance Units

On August 20, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Cree, Inc. (the “Company”) approved the grant of performance units to Gregg A. Lowe, the Company’s Chief Executive Officer and President; Neill P. Reynolds, the Company’s Executive Vice President and Chief Financial Officer (beginning August 27, 2018); and David T. Emerson, the Company’s Executive Vice President–LED Products, under the Company’s previously filed 2013 Long-Term Incentive Compensation Plan, as amended (the “LTIP”). The performance units are designed to provide Messrs. Lowe, Reynolds, and Emerson annual incentive compensation if the Company’s financial performance for fiscal 2019 achieves a pre-established non-GAAP gross margin threshold. Any payment under the performance units will be paid in cash.

Each executive is eligible to receive pursuant to his performance unit an annual incentive award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 200%) derived by comparing the Company’s fiscal 2019 financial performance against pre-established revenue and non-GAAP gross margin targets. In the event of a change in control during fiscal 2019, the percentage for each measure will be not less than 100%. The performance units awarded to Messrs. Lowe, Reynolds, and Emerson for fiscal 2019 were granted pursuant to the terms of a Notice of Grant dated September 1, 2018 and a Master Performance Unit Award Agreement with each such executive (the Form of Master Performance Unit Award Agreement has been previously filed). Mr. Lowe’s target award level is set at 140% of his base salary. The target award level for Messrs. Reynolds and Emerson is set at 80% of each executive’s base salary. The award for Mr. Reynolds will be guaranteed for fiscal 2019 at the greater of the target award amount or the calculated amount based on actual fiscal 2019 Company financial performance.

Except as provided in the Change in Control Agreement with Mr. Lowe dated September 22, 2017, as amended by the First Amendment dated May 4, 2018 (as amended, the “Change in Control Agreement”) or the Cree Severance Plan - Senior Leadership Team (the “SLT Severance Plan”) (each as previously filed), and except as provided with respect to death or long-term disability or a change in control, (i) each executive must be continuously employed by the Company in the positions referenced above for such executive through the last day of the performance period, (ii) the performance units will not be considered earned by the executive until the last day of the performance period, and (iii) if the executive terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance units. If there is a change in control and the executive’s employment terminates on or prior to the end of fiscal 2019, the executive will not be entitled to payment under his performance units; however, he is entitled to payment of a similar amount under the Change in Control Agreement (for Mr. Lowe) or the SLT Severance Plan (for the other executive officers).

The foregoing description of the grant of performance units is subject to and qualified in its entirety by the Notices of Grant included as Exhibits 10.1 through 10.3 to this report and the previously filed Form of Master Performance Unit Award Agreement, each of which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
Exhibit 10.1	Notice of Grant to Gregg A. Lowe, dated September 1, 2018
Exhibit 10.2	Notice of Grant to Neill P. Reynolds, dated September 1, 2018
Exhibit 10.3	Notice of Grant to David T. Emerson, dated September 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: August 24, 2018